UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 20, 2012

Echo Therapeutics, Inc.
 (Exact name of Company as specified in its charter)

Delaware	000-23017	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Penn Center 1628 JFK Blvd., Suite 300 Philadelphia, PA		19103
(Address of principal executive offices)		(Zip Code)

Company’s telephone number, including area code: (215) 717-4100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

    On December 20, 2012, Echo Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp. as representative of the several underwriters listed on Schedule C thereto (the “Underwriters”), with respect to the issuance and sale in an underwritten public offering (the “Offering”) by the Company of 3,200,000 shares of the Company’s common stock, $0.01 par value (the “Shares”), at a price to the public of $0.95 per Share.  Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 45-day option to purchase up to an additional 480,000 Shares. The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions.  Feltl and Company, Inc. is acting as co-manager for the Offering.

    The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.  The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.  A copy of the opinion of Morgan, Lewis & Bockius LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

    The gross proceeds to the Company, before expenses, from the sale of the 3,200,000 Shares in the Offering are approximately $3.0 million.  The Company expects to use the net proceeds of the Offering for general corporate purposes, including manufacturing ‘get ready’ and key equipment purchases, planned clinical trial expenses, sales and marketing channel preparations, European operations planning, other research and development expenses and general and administrative expenses.

    The Offering is being made pursuant to a preliminary prospectus supplement dated November 27, 2012, a final prospectus supplement dated December 20, 2012 and an accompanying base prospectus dated October 28, 2011 under our existing shelf registration statement on Form S-3 (File No. 333-175938), which was filed with the Securities and Exchange Commission on August 1, 2011, as amended on October 18, 2011 and declared effective on October 28, 2011. The Offering is expected to close on December 27, 2012, subject to the satisfaction of customary closing conditions.

    On December 20, 2012, the Company issued a press release announcing the pricing of the Offering.  A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated as of December 20, 2012
5.1	Opinion of Morgan, Lewis & Bockius LLP
23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)
99.1	Press release dated December 20, 2012

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.
Dated: December 21, 2012	By: /s/ Patrick T. Mooney
Patrick T. Mooney
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated as of December 20, 2012
5.1	Opinion of Morgan, Lewis & Bockius LLP
23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)
99.1	Press release dated December 20, 2012